UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest reported event): January 31, 2007

                               MOTIENT CORPORATION
               (Exact Name of Registrant as Specified in Charter)



           Delaware                      0-23044                 93-0976127
(State or Other Jurisdiction of        (Commission             (IRS Employer
        Incorporation)                 File Number)          Identification No.)

300 Knightsbridge Pkwy.
    Lincolnshire, IL                                               60069
(Address of Principal                                           (Zip Code)
  Executive Offices)

        Registrant's telephone number, including area code: 847-478-4200

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

          |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02.  Departure of Directors or Principal Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(d) On January 31, 2007 the Board of Directors of Motient Corporation appointed William M. Freeman to serve on its Board of Directors. Mr. Freeman has not been elected to sit on any committee of the Board.

Mr. Freeman, 54, is the Chairman of the Board of TerreStar Networks Inc., a majority-owned subsidiary of Motient, and has served on the Board of TerreStar since May 2005. From May 2004 to February 2005, Mr. Freeman served as the Chief Executive Officer of Leap Wireless International, Inc., a publicly-traded mobile wireless services company. From January 1994 to January 2004, he served in several senior executive positions at Verizon, including as President-Public Communications Group from 2000 to 2004 and from 1994 to 2000 as President and CEO of Bell Atlantic-New Jersey and served as President and CEO of Bell Atlantic-Washington D.C. Mr. Freeman currently is a member of the board of directors of the CIT Group, Inc., a publicly traded company, and Value Added Communications, Inc., a privately held company. He is vice chairman of the Board of Trustees of Drew University and a member of the board and a past chairman of the board of Junior Achievement Worldwide.

Item 7.01 - Regulation FD Disclosure.

On February 5, 2007 Motient issued a press release, a copy of which is attached hereto as Exhibit 99.1. This item is furnished, not filed, pursuant to Regulation FD.

Item 9.01 - Financial Statements and Exhibits.

(d)      Exhibits

99.1     Press Release of Motient Corporation dated February 5, 2007.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MOTIENT CORPORATION



                                             By: /s/ Jeffrey Epstein
                                                 -----------------------------
                                                 Jeffrey Epstein
                                                 General Counsel and Secretary

Date: February 5, 2007